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                                                                       EXHIBIT a


SunAmerica Life Insurance Company


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
                                       Present Office or Other
Name and Principal                     Principal Occupation or
 Business Address                      Employment
------------------                     -----------------------
Directors:  Eli Broad, Chairman(1)(2)  see below
            James R. Belardi(1)        see below
            Lorin M. Fife(1)           see below
            Jana W. Greer(1)           see below
            Susan L. Harris(1)         see below
            Peter McMillan(1)          Executive Vice President &
                                       Chief Investment Officer of
                                       SunAmerica Investments, Inc.
            Scott L. Robinson(1)       see below
            James W. Rowan(1)          see below
            Joseph M. Tumbler(1)       see below

            Jay S. Wintrob(1)          see below

Officers:   Eli Broad(1)(2)            President and Chief Executive
                                       Officer
            Joseph M. Tumbler(1)       Executive Vice President
            Jay S. Wintrob(1)          Executive Vice President
            James R. Belardi(1)        Senior Vice President
            Lorin M. Fife(1)           Senior Vice President, General
                                       Counsel and Assistant Secretary
            N. Scott Gillis(1)         Senior Vice President and Controller
            Jana W. Greer(1)           Senior Vice President
            Susan L. Harris(1)         Senior Vice President and Secretary
            Edwin R. Reoliquo(1)       Senior Vice President and Chief Actuary
            Scott L. Robinson(1)       Senior Vice President
            James Rowan(1)             Senior Vice President
            Victor E. Aiken(1)         Vice President
            J. Franklin Grey(1)        Vice President
            Keith B. Jones(1)          Vice President
            Michael L. Lindquist(1)    Vice President
            Gregory M. Outcalt(1)      Vice President
            Scott H. Richland(1)       Vice President and Treasurer
            Edward P. Nolan(1)         Vice President
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(1)         Business address and address where principal occupation is located is 1 SunAmerica Center, Los Angeles, California 90067.

(2) Mr. Broad controls 44.5% of the total number of votes entitled to be cast by holders of voting securities of SunAmerica Inc., the direct parent of SunAmerica. Therefore, Mr. Broad may be deemed to beneficially own the securities covered by this Schedule 13D.



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